November 30, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir:

We have read and agree with the statements contained in Sub-Item 77k of Form N-SAR for the semi-annual period ended September 30, 1999 of the Federated Municipal Securities Fund, Inc.

Very truly yours,

Deloitte & Touche LLP